Filed Pursuant to Rule 424(b)(5)

Registration No. 333-195344

PROSPECTUS SUPPLEMENT (To the Prospectus Dated July 25, 2014)

2,000,000 Shares of Common Stock

DS HEALTHCARE GROUP, INC.

We are offering 2,000,000 shares of our common stock, $0.001 par value per share, to selected investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. In a concurrent private placement, we are selling to such selected investors warrants to purchase three-quarters share of our common stock for each share of common stock purchased in this offering (the “Warrants”). The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DSKX”. The Warrants being issued in the concurrent private placement are not listed on any securities exchange and we do not expect to list the Warrants. On December 18, 2015, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.69 per share. As of December 18, 2015, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $30 million, which was calculated based on 11,211,618 shares of outstanding common stock held by non-affiliates and on a price per share of $2.69, the closing price of our common stock on December 18, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 to read about factors you should consider before investing in the securities.

We retained Rodman & Renshaw, a unit of H.C. Wainwright & Co., as our exclusive placement agent to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 23, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Common Stock	Per Share	Maximum Offering
Public offering price	$2.50	$5,000,000
Placement agents fees(1)	$0.20	$400,000
Proceeds to us, before expenses	$2.30	$4,600,000

(1)

We have also agreed to pay the placement agent a non-accountable expense reimbursement for all expenses incurred by them in connection with the offering, including the fees and disbursement of counsel, in the amount of $50,000. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

Placement Agent

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is December 21, 2015.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, and warrants from time to time in one or more offerings up to an aggregate initial offering price of $50,000,000.

The accompanying prospectus provides you with a general description of the securities we may offer. In this prospectus supplement, we provide you with specific information about this offering of our common stock. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include important information about us, our common stock and other information you should know before investing. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein and therein before investing in our securities.

You should rely only on the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent has authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “DS Healthcare,” the “Company,” “we,” “us” and “our” to refer to DS Healthcare Group, Inc. Our fiscal year ends on the last day of December.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited operating history;
•	our limited financial resources and our ability to obtain additional financing;
•	the development and successful commercial acceptance of our products;
•	the cost of compliance with government regulations;
•	that our technology is unproven on a large-scale industrial basis;
•	our dependence on our management team
•	risks of product liability;
•	our competition, including from significantly larger alternative consumer product goods companies; and
•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-12, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Overview

DS Healthcare Group, Inc. (formerly Divine Skin, Inc.) (d/b/a DS Laboratories) is a Florida corporation organized on January 26, 2007. DS Healthcare Group, Inc. and its subsidiaries (collectively, the “Company” or “DS Healthcare”) develop proprietary technologies and products for hair care and personal care needs. Management believes the Company is currently a leading innovator of (1) “Liposome Technology,” which acts as a carrier agent, and has been designed to enhance the action of the active ingredients in our products, and (2) “Nanosome Technology,” which acts as a delivery vehicle, and has been designed to infuse active compounds into targeted cells for increased efficiency of our products. The Company has established a network of retailers across North America and distributors throughout Europe, Asia and South America. DS Healthcare currently researches and develops (formulates) its own products. We currently offer the following lines of products:

•	hair care
•	skin care
•	personal care
•	OTC Drugs (For export only)

Our current principal products are discussed below. We formulate, market and sell these products through specialty retailers, spas, salons, pharmacies and other distributors. Our products are compounded through various third party compounders on an order–by-order basis.

Our Company

We are a global personal-care, product development and marketing company. We develop and market proprietary branded personal care products that address thinning hair conditions, skin care and other personal care needs. We currently research, develop and formulate our own products, consistent with our mission to provide products that make a meaningful difference in the lives of our customers.

Our current products are primarily sold under our “DS Laboratories” brand. We also sell certain products under our “Polaris Labs” and “Sigma Skin” brands. We market and sell these products through salons, spas, department stores, specialty retailers and distributors.

We have grown steadily since our inception through sales to a variety of specialty retailers, salon chains and distributors in North America and through distributors for international sales. We have a growing base of domestic and international customers with several large salon chains and distributors, which collectively sell to over 10,000 salons throughout the world. Our current principal products, which are all sold under our DS Laboratories brand, are set forth below.

Thinning Hair	Hair Care	Skin Care	Personal Care
Revita	Dandrene	Hydroviton.CR	Nirena
Revita LT	Nia	Keramene	Spectral.Lash
Spectral	Radia	Oligio.DX
Trioxil

Our Key Strategies

We offer a broad range of branded, personal care products that address various personal needs applications in the hair care market, specifically technology for thinning hair. All of our products and technology are a result of internally researched and developed formulas. Our product development activities are not limited to any particular product category; rather, we take a broad approach to personal care applications and develop products that serve specific needs. The ingredients within our products implement technologies that utilize encapsulation techniques which we believe improve the effectiveness and spectrum of the active ingredients of our products. Our thinning hair technology, Nanoxidil, a proprietary compound, for example, is designed to stimulate follicles on the entire scalp. We believe Nanoxidil surpasses competing products in terms of efficacy and tolerability due to its higher level of penetration and prolonged therapeutic effect because of its relatively low molecular weight. Our research into the mechanism of thinning hair has also led us to develop applications to suppress unwanted body hair growth.

Our historical revenue growth has been primarily driven by the following three factors: 1) introduction of new and innovative products, 2) increasing distribution in new channels and territories and 3) supporting existing distribution with education, training and marketing. We believe the most rapid way to accelerate revenue growth is to aggressively support our existing customer base and concurrently expand into new markets.

We intend to continue to capitalize on several opportunities to increase our market share and revenues. We currently have a distribution network of retail outlets in the United States and with distributors in over 15 countries. We intend to increase revenues and achieve profitability by continuing to develop and market new products while aggressively supporting our distribution partners.

Sales and Marketing

We are increasingly marketing our products directly to salons, pharmacies, spas, department stores and specialty retailers in an effort to foster greater brand loyalty. However, a majority of our current sales are made to distributors. We sell our products in the U.S. and internationally, principally through U.S. based distributors and in Mexico through our Mexican distributor, Divine Skin Laboratories, S.A. DE C.V.

We utilize our branded website to provide information about our Company, products and technology. All marketing and communications efforts feature a constant internet based strategy which we believe allows us to leverage our brand to generate sales.

Corporate Background

Our corporate headquarters are located at 1601 Green Road, Pompano Beach, Florida 33064. Our phone number is (888) 404-7770. We own and operate several websites, including dshealthgroup.com, polarisresearchlab.com, sigmaskin.com, polarisresearchlabs.com and dslaboratories.com. Information contained on our websites is not part of this filing. Our Company was organized under the name Divine Skin, Inc. In November 2012, we changed our corporate name to DS Healthcare Group, Inc.

Our corporate structure is set forth below:

Products

Our business model is to develop products with unique features and benefits that are outside the scope of general products offering by larger competitors in our industry. Our products are developed (formulated) internally by our President and a small staff of chemists to fill a niche product category so that we can create new products without direct competition from larger, better capitalized market participants and achieve organic growth with minimal investment. Our current principal products are as follows:

Hair Care

We have developed a line of shampoos and conditioners, which includes products specifically designed to treat thinning hair, dandruff and other common hair care conditions.

Revita® Shampoo and Revita.Cor Conditioner

Revita and Revita LT are high performance hair stimulating shampoos. Revita.Cor is our hair stimulating conditioner. Revita uses a combination of materials specially designed to maintain scalp vitality and act on follicle dysfunctions. This formulation is developed completely without the use of Sodium Lauryl Sulfate and Sodium Laureth Sulfate, commonly used low cost detergents in shampoos and cleansers that are linked to skin irritation, drying, and hair loss due to follicle attack. It contains a high concentration of caffeine, among other ingredients. Under independent studies conducted at the University of Jena in Germany in 2000 using hair samples from the scalps of young men entering into the first stages of hormone-related hair loss, the caffeine treatment increased average hair growth by approximately 46% and the life cycle of the hair was extended by 37%, when compared to the control study. Revita LT is formulated for customers with lighter colored hair.

Spectral

Our Spectral line of topical lotions and sprays are designed for men with advanced androgenic alopecia – male pattern baldness. Spectral.DNC, a spray formula, Spectral.DNC-L, a lotion, are designed to re-grow hair through multiple pathways. One of the active ingredients in Spectral DNC and DNC-L is Procyanidin B-2 complex. We believe this formula helps retain and re-grow hair. In an independent study published in the British Journal of Dermatology in 2002, Procyanidin B-2 was shown to shorten the hair resting phase and prolong the hair growth phase, therefore increasing hair growth results. This treatment uses over 10 active compounds that trigger different processes in the scalp to generate healthy hair and contains nanosome microspheres to enhance absorption into the skin. Spectral DNC and Spectral DNC-L are only sold outside the United States. Our Spectral DNC-N, sold in the United States, is a spray formula and is the first treatment to employ Nanoxidil 5%, a powerful new alternative to existing formulations offering h high efficacy, low molecular weight, and no known side effects. In 2010 the Company commissioned an independent study conducted by a leading laboratory approved by Brazil’s ANVISA (Brazil’s equivalent of the FDA) that showed after 56 days of product use by 28 subjects, the following results were obtained:

•	95.0% of subjects noticed less hair loss;
•	90.0% of subjects noticed increased hair strength; and
•	75.0% of subjects noticed increased hair growth.

Spectral.RS is a topical treatment for men and women with advanced androgenic alopecia. It is designed to address multiple causes that lead to thinning hair such as perifollicular fibrosis and internal factors such as stress, hormonal disturbances, lack of vitamins and mineral salts, and the use of certain medications. Perifollicular fibrosis is a condition that accompanies all hair loss whereby the collagen around the hair root becomes rigid and tightens, pushing a root to the surface and causing premature hair loss. One of the active ingredients in Spectral.RS is Adenosine. This ingredient was shown to be effective in an independent clinical study conducted by Shiseido Laboratories in 2005 to induce hair growth.

Dandrene®

Dandrene is an antifungal shampoo designed to treat itchy scalp and dandruff. The product includes antimycotic properties, which inhibit the infectious fungi that generate dandruff scales.

Skin Care

Hydroviton®

Hydroviton is a skin cleanser, developed for oily and acne prone skin. It contains liposome encapsulated azelaic acid (trade name: Azelosome) which in an independent study conducted by Engelhard in 2006 showed a 46% suppression of 5α-reductase, a hormone that causes oily skin.

Keramene®

Keramene is formulated to suppress hair growth and softens remaining hair strands. Keramene combines plant hormones, natural palmatine and nondihydroguaiaretic acid. Keramene performs through two complementary pathways: 1) inducing follicles into the catagen state so they stop growing hairs, and 2) suppressing kerafinocyte proliferation so remaining hairs grow slower. Keramene contains Telocapil, among other ingredients, which has been shown by an independent study performed by Provital Group in 2003 to reduce hair growth.

Oligo®

Oligo.DX is a cream that is designed to improve the appearance of cellulite from women’s thighs, hips and buttocks. We believe Oligo.DX improves the appearance of cellulite. It contains a liposomal complex of caffeine and escin among other ingredients which were tested in a study by an independent group in Spain in 2002. The global action of this complex as an effective anticellulite was evaluated in an in vivo study performed on 20 females with cellulite imperfections, aged between 18 and 70. The product was applied daily for 60 days on specific body areas and the following parameters were identified: 1.) Buttock circumference - 15% of patients showed a decrease of 2.0 to 3.0 cm while 60% showed a decrease of 0.5 to 1.0 cm; 2.) Thigh circumference - 85% of patients presented a decrease of 0.5 to 1.0 cm; 3.) Body fat mass - 50% of patients showed a significant decrease of 0.6 to 1.4 kg.

Trioxil®

Trioxil (bisazulene gel) is an acne cream. It contains Ichthyol Pale among other ingredients, which has been shown to reduce skin blemishes under an independent study conducted on 101 test persons who were treated with a formulation containing 1% of ICHTHYOL® PALE. The study was conducted by ICHTHYOL-Gesellschaft in Germany in 2004.

Personal Care

Nirena®

Nirena is an intimate feminine care cleanser developed without cheap detergents, harsh chemicals, and low pH tolerances, which are generally found in other commercially available products. The principle active ingredient in Nirena is Brazilian Peppertree extract. In clinical studies, extract of the Brazilian Peppertree displays antimicrobial properties. A 1974 independent study used the herb effectively to treat 100 patients with chronic cervicitis and vaginitis.

Spectral Lash

Spectral Lash is a product based on advanced bio-peptides that are designed to grow and increase the length and girth of eyelash hair. The bio-peptides include SymPeptide 226EL, which under independent studies conducted by Symrise Corporation in 2007 have shown a 25% increase in eyelash length after 2 weeks of use. In 2014 the Company commissioned an independent study conducted by a leading laboratory approved by Brazil’s ANVISA (Brazil’s equivalent of the FDA) that showed after 45 days of product use by 10 subjects, they reached the following conclusion: “The product presented a significant increase in Eyelash Thickness. The mean percent improvement was 20.1%. Eyelash thickness improved in 100% of the group participants after 45 days of use.”

Product Studies

All of the studies referenced above were conducted by independent third parties. Such third parties did not create the products that were the subject of the studies. The studies are publicly available and the majority of which can be found on the Internet. As the studies are publicly available, we did not obtain the consent of the third parties to reference the majority of these reports noted in this report. In addition, the 2010 and 2014 study conducted in Brazil was commissioned by the Company as part of the regulatory requirements when registering its products for importation and subsequently resale in Brazil.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formulation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients as combined in our product formulations. Accordingly, there can be no assurance that our products, even when used as directed, will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

Marketing and Advertising

We have in-house graphic design and public relations departments which are supplemented by the use of third parties to create and maintain product support literature, catalogs, mailings, web-based advertising, newsletters, editorials, advertorials, and press releases. We also target specific markets by selectively marketing our products in partnership with distribution partners that we believe reach our potential customers.

As retail salons, specialty retailers and pharmacies are an important source of revenue generation, we provide these outlets with educational materials and training and other marketing support services. We believe the relationships that stylists and salespersons have with their clients create an opportunity for such persons to recommend our products to their customers as compared to customers simply choosing our products from a shelf in retail stores. In addition, since the stylist is looking at the hair line on a regular basis, we feel that the stylist may be the first to diagnose hair loss. Early detection has the highest rate of successful treatment and therefore stylists can significantly improve the quality of life for many of their clients while also generating revenues for their respective salon or store.

Compounders and Supplies

We use contracted third parties to compound our products. During 2013 and 2014, we contracted with two compounders for the compounding of our products. We engage these compounders on a per order basis, without long term contracts. The third party compounders are responsible for receipt and storage for a portion of raw material, compounding and labeling of our products. At present, we are dependent upon these compounders for the compounding of all of our products. We believe at the present time we will be able to obtain the quantity of products and supplies we will need to meet orders. We purchase all of our raw materials from several third party suppliers pursuant to purchase orders without any long-term agreements. We do not rely on any principal suppliers, although during 2013 and 2014 we had two suppliers that each provided in excess of 10% of our materials. During 2013 and 2014, we have purchased raw materials from over 30 suppliers. In the event that a current supplier or compounder is unable to meet our supply or compounder requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have established working relationships with several third party suppliers and compounders, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

We package and assemble our products internally.

Sales Channels

We currently sell our products to approximately 220 retailers, distributors and wholesale groups. We have begun retailing our products directly to the consumer on our company website. We have established relationships with specialty retailers, spas, salons, pharmacies and distributors, the majority of which are on a purchase order basis, without long term commitments. We continue to explore relationships with retailers and distributors both nationally and abroad for all of our products.

Distribution Agreements

As of December 31, 2014, we are a party to 15 exclusive distribution agreements covering approximately 5 countries throughout the world and 10 distributors covering all markets within the United States. The agreements may generally be terminated by the distributor without cause upon 30 days’ notice or by us in the event the distributor fails to meet certain purchase requirements. We believe that there is a need for such arrangements as identifying partners in overseas markets enables us to outsource logistical matters and such third parties also provide customer support and have a greater knowledge of local markets and customs. During 2014, one individual customer accounted for more than 10% of our revenues.

On September 1, 2009 we entered into a ten year exclusive distribution agreement for Brazil with Gamma Investors, which provided for minimum purchases and certain consulting services, in exchange for 300,000 shares of restricted common stock. The agreement was amended and restated in August 2011 for a term through September 2021. In addition to the distribution of our current product lines, Gamma Investors have committed to provide all required financing necessary to complete the registration and licensing in Brazil for the DS Laboratories line to be sold in Brazil. Gamma has successfully completed the licensure and registration process and we continued to ship orders during December 2014. Gamma has currently established distribution agreements with various pharmacy chains and specialty pharmaceutical retailers throughout Brazil. We may terminate the agreement if Gamma fails to purchase 20,000 product units a year. In addition, either party may terminate the agreement without cause on 90 days’ notice. However, in the event we terminate the agreement without cause, we are required to repurchase all products held in Gamma’s inventory and pay Gamma a fee equal to the greater of the prior 12 month product purchases by Gamma or $2,000,000.

Research and Development

We perform our research and development (formulation development) at our executive offices and in-house laboratories, primarily through the services of our Chief Executive Officer, our new research director, Dr. Brijesh Patel, PhD, and a lab assistant. During 2013 and 2014, we expensed $170,451 and $285,157, respectively, to research and development.

The Company has recently initiated the synthesis of a new peptide for the treatment of hair loss and related conditions. The peptide works directly on the FGF5 (Fibroblast growth factor 5) pathway. Suppression of FGF5 has been shown to extend the anagen cycle of hair growth and causes more hair growth and longer hair. FGF-5 has shown suppressing activities on hair growth by inhibiting anagen proceeding and inducing the transition from anagen to catagen phase; leading to hair aging and subsequently loss. In vivo studies have demonstrated that blocking of FGF-5 gene prolongs anagen VI phase of hair cycle, resulting in long hairs in animals. FGF-5S, a shorter polypeptide translated from alternatively spliced FGF-5 mRNA, was found to be suppressing these undesirable activities of FGF-5. These early finding establish FGF-5 antagonism as a viable strategy for increased hair growth. This new peptide is designed specifically to antagonize effects of FGF-5 by aligning with receptor binding sites and preventing FGF-5 from accessing the receptors.

Proprietary Rights

Our product formulations are created in-house. We regard the protection of trademarks and other proprietary rights that we may own material to our future success and competitive position. We rely upon the combination of laws and contractual restrictions such as confidentiality agreements to establish and protect its proprietary rights. Laws and contractual restrictions, however, may not be sufficient to prevent misappropriation of proprietary rights or to deter others from independently formulating products that are substantially equivalent or superior to our products. In October 2013, we filed two patents with the United States Patent and Trademark Office (USPO) titled “Compositions and Methods for Treatment of Hair Loss” for two of our formulations. We have received one of the two patents filed, with the second currently pending with the USPO. There can be no assurance of the outcome of the second patent application. If we are unable to protect our proprietary rights, our business could be adversely affected.

We have obtained the following U.S. trademarks: DS Laboratories, Aminexil, Revita, Spectral.DNC and Oligo.DX, Trioxil, Nanoxidil and Sigma Skin.

Regulation

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances in cosmetic products. Similar statutes are in effect in various states and foreign jurisdictions. Health and beauty aids are also subject to the jurisdiction of the Federal Trade Commission (“FTC”) with respect to matters such as advertising content and other trade practices. We believe our products are defined as cosmeceuticals. Within the skin care industry, cosmeceuticals are not clearly regulated nor recognized by the U.S. Food and Drug Administration. In general, products like ours are treated as either cosmetics or OTC drugs, often making drug-like claims. It is possible that the FDA, which regulates the sale and marketing of our products, may request that we make certain changes to our label claims and/or remove certain ingredients from our products or take other regulatory action. We have contracted a law firm that specializes in dealing with these regulatory matters and they have advised us that our regulatory risk is low at this time. However, it should be noted that any very drastic change to our label claims could adversely affect our business. For instance, if we were forced to change “Revita Hair Stimulating Shampoo” to “Revita Shampoo” it could have a negative effect on our marketing of the product, causing a significant drop in sales volume for this product. The failure of our Company or our compounders to comply with applicable government regulations could result in product recalls that could adversely affect our relationships with our customers.

Our products are subject to various regulatory risks both domestically and abroad. It is possible that the FDA and health agencies in other countries may take action and demand that we remove certain products from the market, remove certain ingredients, or change certain wording on our packaging that could make the products less desirable to our customers. In addition, it is possible that the FDA and other health agencies may determine that some of the products that we market as cosmetics are actually drugs (either OTC or prescription) and may demand that we apply for either an NDA (“New Drug Application”) or ANDA (“Abbreviated New Drug Application”) which could result in the removal of those products from the market, delay the sale of these products or cause significant cost to our company. We currently believe that our products are not subject to any specific material regulations. Furthermore, we require our international distributors to satisfy regulatory compliance matters within the particular region that such distributor is selling our products. We believe the risk of regulatory action at this time is low; however this can change at any time depending on the current FDA administration and its posture on topical skin care and hair care products. We cannot predict the extent that potentially adverse government regulations might arise from future legislation or administrative actions. Furthermore, in the event any of our products required FDA approval we cannot predict or estimate the timing, cost, or likelihood of obtaining FDA approval for such product.

Licenses

In an effort to broaden our product line, in 2012 we entered into a license agreement with LBK Group, Inc. to become the exclusive licensee of certain nutraceutical supplements and related intellectual property primarily under the brand “Nutra Origin”. Due to poor sales and little success in promoting the brand, the exclusive license was forfeited. During 2014 sales declined steadily until by mid-year sales were de minimus.

Competition

The hair care, skin care and personal care industries are highly competitive. Many of our competitors are large, well-known companies that have considerably greater financial, sales, marketing, research and development and technical resources than our company. Additionally, these competitors have formulary capabilities that may allow them to formulate new and improved products that may compete with product lines that we develop and market. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop advertising, educational and information programs like those formulated by us to support their marketing efforts. Our business, financial condition and results of operations could be materially and adversely affected by any one or more of such developments.

Our products, in general, compete against products distributed by national and international hair care, skin care and personal care companies, including, but not limited to, Johnson and Johnson and Proctor and Gamble. Our competitive position is based on the foundation of developing niche products with active ingredients that may not be found in competing products. Our competitive strategy is based on our attempt to continually focus on the application of new technologies and efficiencies rather than fashions or trends.

Employees

At December 31, 2014, within the United States we had 46 full-time associates, including 3 in product research and development, 23 in operations and customer service, 11 in sales (including marketing and education) and 5 in administrative positions and 4 in finance and accounting positions. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our labor force as satisfactory. Divine Skin Laboratories, S.A. DE C.V. currently has 79 associates located in Mexico.

Properties

During October 2012, we entered into a lease for 50,000 square feet in our current warehouse and executive office space located in Deerfield Beach, Florida. The lease provided for monthly rent of $20,000 in the first six months and approximately $27,000 per month thereafter through July 2014. Commencing August 1, 2014, the Company entered into a new lease for the same Deerfield Beach location. The terms of the new lease provide for $6.00 per square foot or $24,720 per month base rent plus $10,918 monthly in operating expenses and terminates on July 31, 2019. The lease provides for annual increases in the monthly base rent of $0.24- $0.27 per square foot.

Our Mexican subsidiary leases 1,000 square feet of office space and 7,500 square feet of warehouse Mexico City, Mexico, which expires in April 2016. The leases provide for monthly rent of $1,408.

We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs. We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.

Potential Acquisition of W/R Group, Inc.

On September 24, 2015, we entered into an asset purchase agreement, dated as of August 31, 2015, as amended on December 7, 2015, with Carey Williams and Stefan Russell, the owners of all of the capital stock of W/R Group, Inc., an Arizona corporation (“WRG”). The asset purchase agreement replaced a stock purchase agreement, effective as of August 11, 2015, that we entered into with the owners of WRG.

Under the terms of the asset purchase agreement, we agreed to cause WRG Acquisition Corporation, a newly formed Arizona subsidiary of our company (the “Buyer”) to purchase 100% of the assets and business of WRG and to assume substantially all of the liabilities of WRG, but specifically excluding tax obligations and certain other contingent liabilities of WRG and its affiliate arising prior to the Closing Date. In addition to the Buyer’s assumption of the assumed liabilities, we agreed along with the Buyer to pay a total cash consideration of up to $42.25 million, of which, $30.0 million is payable at closing in cash to the WRG stockholders and up to $12.25 million is payable as earn-out payments over the five consecutive fiscal years of WRG commencing January 1, 2016 and ending December 31, 2020, subject to extension as provided below.

The earn-out payments can be as much as 50% of the accumulated net income of WGR and its affiliate WR Group-IC DISC, Inc., as surviving corporation of the merger described below (collectively, the “WR Group”), before deduction for income taxes, interest paid on financing obtained by the Company to pay the cash portion of the purchase price for WRG, depreciation and amortization of intangibles, and payments of any performance bonus or profit participation to the WRG stockholders (“EBITDA” or “Pre-Tax Profits”) that is earned by the WR Group during the earn-out period, until the WRG stockholders have received a maximum aggregate amount not to exceed $12.25 million.

In the event and to the extent that the Pre-Tax Profits of the WR Group in any one of the fiscal years during the earn-out period equals or exceeds $8.5 million, the WRG stockholders will be entitled to receive an earn-out payment in the amount of $2.45 million, which annual earn-out payment will be allocated $2.2 million in cash and $250,000 in shares of our common stock. In the event the pre-tax profits during any one fiscal year during the earn-out period is less than $8.5 million, then the annual earn-out payment that the WRG stockholders will receive for that fiscal year will be 25% of the actual Pre-Tax Profits earned by WR Group during the year in question.

In the event that the WRG stockholders have not received $12.5 million of earn-out payments as of the end of the initial five years ending December 31, 2020, the earn-out period will be extended to include each of the next immediately succeeding fiscal years thereafter until all $12.5 million of earn-out payments have been received by the WRG stockholders. In no event will the annual earn-out payments exceed $2.45 million during any one fiscal year. We have agreed to secure the payment of the earn-out payments by a letter of credit issued by a bank in the favor of the WRG stockholders.

During the earn-out period, the earn-out payments will be paid quarterly in an amount equal to the lower of (i) 25% of the Pre-Tax Profits earned during the fiscal quarters in question, or (ii) $550,000. Such quarterly earn-out payments are subject to adjustment in the event the actual annual Pre-Tax Profits earned for the full fiscal year in question are adjusted during the preparation and audit of our annual financial statements.

As part of the above transaction, we also we entered into a merger agreement with WRG Acquisition Corp., our newly formed Nevada acquisition subsidiary, WR Group IC-Disc, Inc., a Nevada corporation (“DiscCo”) and Stefan Russell, the sole stockholder of DiscCo. and this was subsequently amended and restated effective as of September 24, 2015. Under the terms of the revised merger agreement, DiscCo will merge with and into a newly formed Nevada merger subsidiary of DS Healthcare, with our merger subsidiary as the surviving corporation of the merger. Prior to the closing of the merger, our merger subsidiary will qualify as a domestic international sales corporation.

Under the terms of the amended and restated merger agreement, Russell, as the sole stockholder of DiscCo, will receive merger consideration consisting of the sum of (a) 677,966 shares of our common stock, determined by dividing a value of $2,000,000 by $2.95 per share (the “Closing Merger Consideration”), and (b)169,492 additional shares of our common stock valued at $500,000 (the “Additional Merger Shares”); with such shares of common stock, in each case, valued based on the closing price of our common stock, as quoted on the Nasdaq Capital Market on September 23, 2015.

On the closing date of the Merger, we will cause the surviving corporation of the merger to retire and pay a $4.0 million note payable by DiscCo to Mr. Williams.

Consummation of the merger will occur immediately following the acquisition of the WRG capital stock under the stock purchase agreement, and a consummation of both our purchase of the WRG assets and business and the merger with DiscCo are co-dependent upon each other and conditions to consummation of each of the asset purchase agreement and merger agreement, including the entry into employment agreements with each of Messrs. Williams and Russell.

On the Closing Date of the asset purchase agreement and the merger agreement, we will enter into a stockholders agreement with Williams and Russell as it relates to the management and operation of WR Group. Under the terms of the stockholders agreement, the boards of directors of each of WRG and our merger subsidiary will continue to consist of five persons, three of whom shall be nominated by our company and two of whom shall be Russell and Williams or their designees. In addition, Russell shall be invited to serve on the board of directors of our company. The businesses of WR Group will be managed by the board of directors, except that certain specified major decisions related to WR Group and generally involving major capital or financial matters and related party transactions, will also require the approval or consent of Russell and Williams.

Conditions to Consummation of the Transactions.

Consummation of the transactions contemplated by the asset purchase agreement and the merger agreement is subject to a number of conditions including the following:

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Completion of the audit of the financial statements of both WRG and DiscCo for the two fiscal years ended December 31, 2013 and December 31, 2014 by Marcum LLP, our independent public accountants, and review of the unaudited financial statements of WR Group as of June 30, 2015 and for the six-month periods ended June 30, 2014 and June 30, 2015 (subsequently verbally agreed to modify to the nine months ended September 30, 2014 and 2015);

•	Completion of a satisfactory due diligence investigation of the business and financial condition of WR Group;

•	Our entry into five year employment agreements with each of Carey Williams and Stefan Russell and a stockholders agreement with such persons relating to the ongoing operations of the WR Group;

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Our delivery to the WRG stockholders on or before November 18, 2015 a term sheet or commitment letter from one or more financially credible financing sources demonstrating the availability of the required financing, the terms and conditions of which shall be reasonably acceptable to the Board of Directors of the Company and reasonably acceptable to the WRG stockholders; and

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Our obtaining from one or more investors any combination of secured or unsecured debt or equity financing aggregating not less than $35.0 million to enable us to pay the cash portion of the purchase price under the stock purchase agreement and other financial obligations owed pursuant to the merger agreement, and all transaction expenses; all upon such terms and conditions as shall be reasonably acceptable to our Board of Directors and the WRG stockholders.

Although we have received a term sheet from a third party financing source for a $35 million senior secured debt facility, consummation of such financing is conditioned upon our raising up to $10 million in equity financings. Although we believe that we will be able to satisfy such condition, as at the date of this prospectus, we cannot assure you that we will be able to satisfy all of the foregoing conditions to closing on a timely basis, if at all. Even if we are able to obtain the required financing on terms satisfactory to the parties, we cannot assure you that such financing will not materially burden our company with excessive debt, and that the terms of such equity financing will not substantially dilute the equity interests of our existing stockholders. If the transactions are consummated, we cannot assure you that we will be successful in integrating the business of WR Group with our existing business or that such acquisitions will prove to be profitable to us and beneficial to our stockholders.

The foregoing summary of certain terms of the asset purchase agreement, the plan of merger and the stockholders agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of those agreements, copies of which are attached to as Exhibits 10.1, 10.2 and 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2015, and the December 7, 2015 amendment to the Asset Purchase Agreement filed herewith; all of which documents are hereby incorporated herein by reference.

The Offering

Common Stock

Common Stock offered by us	2,000,000 shares of common stock

Public offering price	$2.50 per share

Common stock to be outstanding immediately after the offering (1)	22,148,675 shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Market and Trading Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “DSKX.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 4 of the accompanying prospectus.

Concurrent Offering

In a concurrent private placement, we are selling to the purchasers of shares of our common stock in this offering warrants to purchase three quarters share of our common stock for each share of common stock purchased in this offering, or up to 1,500,000 warrants. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be immediately exercisable on the date of issuance at an exercise price of $2.85 per share and will expire five and a half years from the date of issuance of the warrants. The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Warrants.”

(1)

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 20,248,675 shares of common stock outstanding as of December 17, 2015, and does not include as of that date:

•	1,036,140 shares of our common stock issuable upon the exercise of outstanding options or warrants; and
•	1,500,000 shares of common stock issuable upon exercise of warrants to be issued in a private placement, as described below under “Private Placement of Warrants.”

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, accompanying prospectus, and the documents incorporated by reference. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus supplement.

Risks Related to Our Business and Industry

We had a net loss of $1,312,159, $3,225,290, and $666,292 for the years ended December 31, 2014 and 2013 and the nine months ended September 30, 2015, respectively, and we have historically incurred losses and may incur losses in the future that may adversely affect our financial condition.

We had a net loss of $1,312,159 and $3,225,290 for the years ended December 31, 2014 and 2013, respectively, and $666,292 during the nine months ended September 30, 2015. In the event we are unable to increase gross margins, reduced costs and/or generate sufficient additional revenues to offset our costs, we may continue to sustain losses in the future.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of December 31, 2014, our accumulated deficit was $9,613,375. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2014, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

We have sustained operational losses since our inception. At March 31, 2015, we had an accumulated deficit of $9,698,513. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain operating expenses, success of new and existing products and increase in overall revenue among other things. These conditions raise substantial doubt about the entity’s ability to continue as a going concern.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	our ability to manage costs;
•	the increasing level of competition in the skin care and personal care industry;
•	our ability to continuously offer new or improved products;
•	our ability to maintain efficient, timely and cost-effective production and delivery of our products;
•	our ability to maintain sufficient production capacity for our products;
•	the efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;
•	our ability to identify and respond successfully to emerging trends in the skin care, hair care and the personal care industry;
•	the level of consumer acceptance of our products;
•	regulatory compliance costs; and
•	general economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to reach profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments; if we lose one or more of these customers it may adversely affect our financial position and results of operations.

While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. Furthermore, most of our distributors can terminate their agreements with our Company on relatively short notice. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our financial position and results of operations.

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

Our products may require clinical trials to establish benefit claims and their efficacy.

While the majority of the active ingredients in our current products have undergone independent third party studies and clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials would require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formulation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation, or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

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defend against infringement claims which are expensive and time consuming;

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cease making, licensing or using products that incorporate the challenged intellectual property;

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re-design, re-engineer or re-brand our products or packaging; or

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enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon suppliers for our raw materials which we purchase on a per order basis without long term contracts and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase our raw materials from suppliers with whom we have no written purchase contracts. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on these suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in delays and decreased sales. We have tried to minimize these risks by maintaining inventories consistent with projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at reasonable costs. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders, resulting in lost orders and revenue.

We rely on third-party suppliers and compounders to provide raw materials for our products and to compound our products, and we will have limited control over these suppliers and compounders and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products are compounded by unaffiliated compounders. We do not have any long-term contracts with our suppliers or compounding sources, and we expect to compete with other companies for raw materials, production and import capacity. If we experience significant increased demand, or need to replace an existing compounder, there can be no assurance that additional supplies of raw materials or additional compounding capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new compounding or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and compounders in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term. In addition, there can be no assurance that our suppliers and compounders will continue to provide raw materials and compounding products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our compounding, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We do not have long-term contracts with suppliers and compounders and we are dependent on the services of these third parties.

We purchase all of our products from third-party suppliers and compounders pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or compounder is unable to meet our compounding and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and compounders, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our warehouse facilities. We are therefore subject to the risks, including but not limited to, employee strikes and inclement weather associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation, our business and results of operations.

We rely on limited intellectual property protection as an important element of competition.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold. While we have two patents pending and under review by the United States Patent Office, or USPO, we currently have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends makes replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products.

Like other distributors and manufacturers of hair care, skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While we believe we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or predict the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, such individuals may seek monetary retribution.

In the future, we could be subject to additional laws or regulations promulgated by the FDA or other federal, state or foreign regulatory authorities or subject to more stringent interpretations of current laws or regulations which may adversely impact our business and operations.

We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The United States Food and Drug Administration, or FDA, or other governmental regulatory bodies could require the reformulation of certain products to meet new standards or FDA approval prior to marketing and sale of certain products. Any or all such requirements could have a materially adverse effect on our business, financial condition, results of operations and cash flows. The cost to comply with new or changing regulations could be material. Furthermore, we cannot provide any assurances that any product would ultimately comply with new or changing regulations.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the hair care, skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that hair care, skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing brands.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationships with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

Our website and internal systems may be subject to intentional disruption that could adversely impact our reputation and future sales.

We could be a target of cyber-attacks designed to penetrate our network security or the security of our internal systems, misappropriate proprietary information and/or cause interruptions to our services or delay the delivery of our products to customers. If an actual or perceived breach of our network security occurs, it may expose us to the loss of information, litigation and possible liability. Such a security breach could also divert the efforts of our technical and management personnel. In addition, such a security breach could impair our ability to operate our business. If this happens, our reputation could be harmed, our revenues could decline and our business could suffer.

We are involved in several litigation matters that could harm our business, brand and reputation, financial condition or results of operations.

We are involved in a few lawsuits involving various suppliers and service providers. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or we may decide to settle lawsuits on unfavorable terms. In addition, defending these claims is costly and can impose a significant burden on management and employees, and we may receive unfavorable preliminary or interim rulings in the course of litigation. Any such negative outcome could result in payments of monetary damages, adverse effects on the market price of our common stock or changes to our business practices, and accordingly our business, brand and reputation, financial condition, or results of operations could be materially and adversely affected.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors. In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours. We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As of September 30, 2015, our chief executive officer and chief financial officer concluded that our internal controls over financial reporting were not effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. We are in the process of remediating the material weaknesses, but we have not yet been able to complete our remediation efforts. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and accounting professionals. As we grow, we expect to increase our number of employees, which will enable us to implement adequate segregation of duties within the internal control framework. It will take additional time to design, implement and test the controls and procedures required to enable our management to conclude that our internal control over financial reporting is effective. We cannot at this time estimate how long it will take to complete our remediation efforts or the cost of those efforts. We cannot assure you that measures we plan to take will be effective in mitigating or preventing significant deficiencies or material weaknesses in our internal control over financial reporting. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses or cause us to fail to meet our periodic reporting obligations. The existence of a material weakness could result in errors in our financial statements that could result in restatements of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in the trading price of our stock.

Our chief executive officer and chief financial officer received reimbursement of expenses and payments under his employment agreement which may have been in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

Throughout year ended 2014 and through the three months ended March 31, 2015, Daniel Khesin, the Company's chief executive officer and chief financial officer, received in addition to base compensation, reimbursement of expenses of approximately $82,000 which were for non-business related goods and services. Furthermore, Mr. Khesin received cash payments of approximately $50,000 during 2014 that, pursuant to his executive employment agreement, were to be payable in shares of the Company's common stock at fiscal year-end 2014. While Mr. Khesin believed that these payments were received as satisfaction of certain bonus or other perquisites earned by him on a monthly basis under his employment agreement, such payments, if any, required approval of our compensation committee, which approval was not received until subsequent to the year ended December 31, 2014. Section 402 of the Sarbanes Oxley Act of 2002 prohibits advances or loans to a director or executive officer of a public company. While our audit committee has concluded that the payments made to Mr. Khesin prior to board approval are not in violation of Section 402 of the Sarbanes Oxley Act of 2002, in the event it is determined any such payments were a violation of the Sarbanes Oxley Act, such violation could have a material adverse effect on our Company, including, but not limited to criminal, civil or administrative sanctions, penalties, or investigations, in addition to potential securities litigation.

We depend heavily on the services of two key individuals, Daniel Khesin and Renee Barch-Niles. They are our President and Chief Executive Officer, respectively, and the loss of either Mr. Khesin or Ms. Barch-Niles could materially harm our company.

We rely on both Daniel Khesin and Renee Barch-Niles, our President and Chief Executive Officer, respectively. The loss of the services of either Mr. Khesin or Ms. Barch-Niles could materially harm our business. While we have entered into an employment agreement with both Mr. Khesin and Ms. Barch-Niles, we do not presently maintain a key-man life insurance policy on either Mr. Khesin or Ms. Barch-Niles.

We entered into an Asset Purchase Agreement to acquire W/R Group, Inc. which has not closed yet and has many conditions to close and has taken up considerable management time and resources.

Beginning in August 2015, we have been working towards acquiring W/R Group, Inc. which we believe, if closed, would allow us to continue to grow and expand our product line and business operations. However, there are significant conditions to closing that have to be met, including but not limited to closing a debt offering in an amount not less than $34 million, and we cannot assure you that any or all of the foregoing conditions to closing will be satisfied on a timely basis, if at all. Even if we are able to obtain the required financing on terms satisfactory to the parties, we cannot assure you that the required financing will not materially burden our company with excessive debt, or if equity is issued in connection therewith, that the terms of such equity financing will not substantially dilute the equity interests of our existing stockholders. And, even if the transactions are consummated, we cannot assure you that we will be successful in integrating the business of WR Group with our existing business or that such acquisitions will prove to be profitable to us and beneficial to our stockholders. This acquisition transaction has consumed considerable amount of time and resources and, if it does not close or if the businesses are not properly integrated, our business could be harmed and we would potentially continue to operate with continuing losses.

Risks Related to Our Common Stock

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Thinly traded common stock can be more volatile than common stock traded in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We do not currently intend to pay dividends on our common stock and, consequently, an investor’s ability to achieve a return on its investment will depend on appreciation in the price of our common stock.

We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations and other factors our board of directors may deem relevant. If we do not pay dividends, a shareholder’s ability to achieve a return on its investment in our company will depend on any future appreciation in the market price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which a shareholder initially purchased its common stock.

If shares of our common or preferred stock available for issuance or shares eligible for future sale were introduced into the market, it could dilute our current shareholders and/or hurt our stock price.

We are authorized to issue 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. The exercise of outstanding options and/or warrants may cause substantial dilution to those who hold shares of common stock prior to such exercises. In addition, sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price. We may sell our authorized, but unissued, common stock to satisfy our funding requirements. We are also authorized to issue up to 30,000,000 shares of preferred stock, without shareholder approval. Any future series or class of preferred stock may have rights that are superior to the rights of the holders of our common stock. The sale or the proposed sale of substantial amounts of our common or preferred stock may adversely affect the market price of our common stock and our stock price and our shareholders may also experience substantial dilution.

PRICE RANGE OF COMMON STOCK

The following table shows, for the periods indicated, the high and low sales price per share of our common stock as reported by Nasdaq Capital Market and the OTCBB quotation service. Our stock has been listed on the Nasdaq Capital Market since March 31, 2013. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. As of December 18, 2015, the closing sale price of our common stock as reported on the Nasdaq Capital Market was $2.69.

Fiscal Year 2015	High	Low
Third quarter ended September 30, 2015	$4.14	$2.15
Second quarter ended June 30, 2015	$4.96	$0.76
First quarter ended March 31, 2015	$1.15	$0.65
Fiscal Year 2014
Fourth quarter ended December 31, 2014	$1.24	$0.59
Third quarter ended September 30, 2014	$1.72	$1.04
Second quarter ended June 30, 2014	$2.05	$1.68
First quarter ended March 31, 2014	$2.46	$2.02

Fiscal Year 2013
Fourth quarter ended December 31, 2013	$2.60	$1.73

Approximate Number of Equity Security Holders

As of December 18, 2015, there were approximately 700 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees but before paying offering expenses, will be approximately $4,600,000 assuming all offered shares are sold.

We intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. General corporate purposes may include providing working capital or funding capital expenditures. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock at a par value of $0.001 per share and 30,000,000 shares of preferred stock at a par value of $0.001 per share. As of December 18, 2015, 20,248,675 shares of our common stock were issued and outstanding. And, as of December 18, 2015, we have not designated any class of our preferred stock and no shares of preferred stock have been issued.

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 10 of the accompanying prospectus. As of December 18, 2015, we had 20,248,675 shares of common stock outstanding.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock in this offering, we also expect to issue and sell to the investors, 1,500,000 warrants to purchase an aggregate of 1,500,000 shares of our common stock, at an initial exercise price equal to $2.85 per share (the “Warrants”).

Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, further, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2015 on an actual basis and on an as adjusted basis to reflect our receipt of estimated net proceeds of approximately $4,600,000 from the sale of shares of common stock in this offering after deducting the estimated placement agent fees.

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited financial statements.

	September 30, 2015
	As Reported	As Adjusted
	(unaudited)	(unaudited)

Cash and cash equivalents	$1,375,290	$5,975,290
Preferred stock, par value $0.001, 10,000,000 shares authorized; 1,000,000 issued and outstanding before the offering	$-	$-
Common stock, par value $0.001, 300,000,000 shares authorized; 19,178,985 issued and outstanding before the offering (22,148,675 to be outstanding immediately after the offering)	$19,179	$22,449
Additional paid in capital	$21,063,355	$25,641,207
Accumulated deficit	$(10,279,667)	$(10,279,667)
Total stockholders’ equity	$6,923,566	$11,523,566

DILUTION AND COMPARATIVE SHARE DATA

The net tangible book value of our common stock on September 30, 2015 was approximately $5,898,818 or approximately $0.31 per share, based on 19,178,985 shares of our common stock outstanding as of September 30, 2015. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

Investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale of shares of our common stock in this offering at a public offering price of $2.50 per share of our common stock, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would have been approximately $10,500,000, or approximately $0.50 per share of our common stock.

This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and immediate dilution in net tangible book value of $2.00 per share to new investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this per share dilution:

Public offering price per share of common stock	$2.50
Net tangible book value per share as of September 30, 2015	$0.31
Increase in net tangible book value per share attributable to this offering	$0.19
Pro forma net tangible book value per share as of September 30, 2015 after giving effect to this offering	$0.50
Dilution per share to new investors in this offering	$2.00

The table above excludes the following:

•	1036,140 shares of our common stock issuable upon the exercise of outstanding options or warrants;
•	1,500,000 shares of common stock issuable upon exercise of warrants to be issued in a private placement, as described below under “Private Placement of Warrants.”

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering the shares on a best efforts basis through H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) as the placement agent. Wainwright has agreed to act as placement agent for the sale of up to 2,000,000 shares of common stock, subject to the terms and conditions contained in an engagement letter dated as of December 16, 2015, as amended on December 18, 2015, between us and the placement agent. The placement agent is not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares. Wainwright may engage one or more sub-placement agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares offered pursuant to this prospectus supplement and the accompanying prospectus directly through securities purchase agreements between the purchasers and us. There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

The engagement letter provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. The engagement letter with the placement agent and the securities purchase agreement with the purchasers will be included as exhibits to our current report on Form 8-K that we intend to file with the SEC in connection with this offering.

We will pay the placement agent an aggregate placement agent fee equal to 8% of the gross proceeds of the sale of securities in the offering. Barrington Research Associates acted as a financial advisor in this offering and shall receive 30% of the placement agent fee that would otherwise be payable to the placement agent. We have also agreed to pay the placement agent a non-accountable expense reimbursement amount of $50,000. The estimated offering expenses payable by us, in addition to the placement agent fee of approximately $400,000, are approximately $100,000, which includes our legal and accounting costs, the placement agent’s expenses and various other fees associated with registering and listing the common shares. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,500,000, assuming all shares offered are sold in this offering.

We have agreed to grant Wainwright a right of first refusal to act as joint bookrunner or joint placement agent in any public or private offering of securities for six months following the closing of this offering, subject to FINRA Rule 5110(f)(2)(E).

From time to time in the ordinary course of business, Wainwright or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place.

Our common stock is traded on Nasdaq under the symbol “DSKX”. The transfer agent for our common stock to be issued as part of the transaction in this offering is VStock Transfer, LLC. Inc.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution. Wainwright has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the engagement letter. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers against liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the stock purchase agreement or related documents or (b) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the offering, subject to certain exceptions.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “DSKX”.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, New Jersey. The placement agent has been represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2014 and 2013, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We own and operate several websites, including dshealthgroup.com, polarisresearchlab.com, sigmaskin.com, polarisresearchlabs.com and dslaboratories.com. Information contained on our websites is not part of this report. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have filed or may in the future file with the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement (other than any portion of such filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015;
•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 filed with the SEC on May 20, 2015, August 14, 2015 and November 16, 2015, respectively; and

•

Our Current Reports on Form 8-K filed with the SEC on April 16, 2015, April 30, 2015, May 8, 2015, August 4, 2015, August 17, 2015, September 29, 2015, October 16, 2015, October 27, 2015 and December 21, 2015.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

DS Healthcare Group, Inc.

1601 Green Road

Pompano Beach, Florida 33064

(888) 404-7770

Attention: Corporate Secretary

PROSPECTUS

$50,000,000

DS Healthcare Group, Inc.

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DSKX.” The last reported sale price of our common stock on July 21, 2014 was $1.43 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $14,368,614 based on 16,108,781 shares of common stock outstanding, of which 10,047,982 shares are held by non-affiliates, and a per share value of $1.43 based on the closing price of our common stock on the Nasdaq Capital Market on July 21, 2014. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 13. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “DS Healthcare”, “we”, “us” or “our” refers to DS Healthcare Group, Inc., a Florida corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;
•	obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or
•	obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.divineskininc.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We are a global personal-care, product development and marketing company. We develop and market proprietary branded personal care products that address thinning hair conditions, skin care and other personal care needs. Our management believes we are currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of the active ingredients in our products, and “Nanosome Technology”, which acts as a delivery vehicle, and has been designed to infuse active compounds into targeted cells for increased efficiency of our products. We have grown steadily since inception with a network of retailers across North America and distributors throughout Europe, Asia and South America. We currently offer the following lines of products:

•	hair care
•	personal care
•	skin care

We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are compounded through various third party compounders on an order-by-order basis. We currently research, develop and formulate our own products, consistent with our mission to provide products that make a meaningful difference in the lives of our customers.

We reported a net loss of $3.2 million and $3.6 million for the years ended December 31, 2013 and 2012, respectively, and $850,153 for the three months ended March 31, 2014. As of March 31, 2014 and December 31, 2013, our accumulated deficit was $9,153,203 and $8,307,420, respectively. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

Corporate Information

We were incorporated in Florida in January 2007. Our corporate headquarters and principal executive offices are located at 1601 Green Road, Pompano Beach, FL 33064. Our telephone number at those offices is (888) 404-7770. Our fiscal year end is December 31. We maintain a website at www.dshealthcaregroup.com.

When used herein, "DS Healthcare", "we", "us" or "our" refers to DS Healthcare Group, Inc., a Florida corporation, and our subsidiaries. The information which appears on our website is not part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to risks associated with:

•	our history of losses,
•	our ability to grow our company,
•	the lack of long-term contracts with our customers and our ability to attract customers for our products,
•	possible need for clinical trials,
•	our ability to protect our intellectual property rights and limited intellectual property protection,
•	the lack of long-term supply contracts for raw materials,
•	our dependence on third party suppliers and compounders and the lack of long-term contracts with these third party suppliers and compounders,
•	the possibility of product liability claims against us,
•	the impact of government regulations,
•	unfavorable publicity,
•	our ability to introduce new products,
•	continual and uninterrupted use of our website and network,
•	adverse outcome of litigation to which we are a party,
•	our ability to effectively compete,
•	material weaknesses in our internal control over financial reporting,
•	our ability to continue as going concern,
•	our dependence on our chief executive officer,
•	the limited trading market for our common stock,
•	our ability to declare and pay dividends,
•	the ability to our board of directors to issue additional shares of common stock or preferred stock, and
•	the possible sale of all of our shares included in this prospectus by the selling shareholders.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities.

Risks Related to Our Business and Industry

We had a net loss of $3,623,110 and $3,225,290 for the years ended December 31, 2012 and December 31, 2013, respectively, and we have historically incurred losses and may incur losses in the future that may adversely affect our financial condition.

We had a net loss of $3,623,110 and $3,225,290 for the years ended December 31, 2012 and December 31, 2013, respectively. In the event we are unable to attain increased gross margins, reduced costs and/or generate sufficient additional revenues to offset our costs, we may continue to sustain losses in the future.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of March 31, 2014 and December 31, 2013, our accumulated deficit was $9,153,203 and $8,307,420, respectively, and $850,153 for the three months ended March 31, 2014. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2013 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•	our ability to manage costs;
•	the increasing level of competition in the skin care and personal care industry;
•	our ability to continuously offer new or improved products;
•	our ability to maintain efficient, timely and cost-effective production and delivery of our products;
•	our ability to maintain sufficient production capacity for our products;
•	the efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;
•	our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;
•	the level of consumer acceptance of our products;
•	regulatory compliance costs; and
•	general economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to reach profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments; if we lose one or more of these customers it may adversely affect our financial position and results of operations.

While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. Furthermore, most of our distributors can terminate their agreements with our Company on relatively short notice. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our financial position and results of operations.

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

Our products may require clinical trials to establish benefit claims and their efficacy.

While the majority of the active ingredients in our current products have undergone independent third party studies and clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials would require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formulation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation, or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

•	defend against infringement claims which are expensive and time consuming;
•	cease making, licensing or using products that incorporate the challenged intellectual property;
•	re-design, re-engineer or re-brand our products or packaging; or
•	enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon suppliers for our raw materials which we purchase on a per order basis without long term contracts and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase our raw materials from suppliers with whom we have no written purchase contracts. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on these suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in delays and decreased sales. We have tried to minimize these risks by maintaining inventories consistent with projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at reasonable costs. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders, resulting in lost orders and revenue.

We rely on third-party suppliers and compounders to provide raw materials for our products and to compound our products, and we will have limited control over these suppliers and compounders and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products are compounded by unaffiliated compounders. We do not have any long-term contracts with our suppliers or compounding sources, and we expect to compete with other companies for raw materials, production and import capacity. If we experience significant increased demand, or need to replace an existing compounder, there can be no assurance that additional supplies of raw materials or additional compounding capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new compounding or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and compounding in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term. In addition, there can be no assurance that our suppliers and compounding will continue to provide raw materials and to compounding products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our compounding, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We do not have long-term contracts with suppliers and compounders and we are dependent on the services of these third parties.

We purchase all of our products from third-party suppliers and compounders pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or compounder is unable to meet our compounding and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and compounders, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our warehouse facilities. We are therefore subject to the risks, including but not limited to employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

We rely on limited intellectual property protection as an important element of competition.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold. While we have one patent pending and under review by the United States Patent Office, or USPO, we currently have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends make replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products.

Like other distributors and manufacturers of hair care, skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While we believe we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or predict the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, such individuals may seek monetary retribution.

In the future, we could be subject to additional laws or regulations promulgated by the FDA or other federal, state or foreign regulatory authorities or subject to more stringent interpretations of current laws or regulations which may adversely impact our business and operations.

We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The United States Food and Drug Administration, or FDA, or other governmental regulatory bodies could require the reformulation of certain products to meet new standards or FDA approval prior to marketing and sale of certain products. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows. The cost to comply with new or changing regulations could be material. Furthermore, we cannot provide any assurances that any product would ultimately comply with new or changing regulations.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the hair care, skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that hair care, skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing brands.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

Our website and internal systems may be subject to intentional disruption that could adversely impact our reputation and future sales.

We could be a target of cyber-attacks designed to penetrate our network security or the security of our internal systems, misappropriate proprietary information and/or cause interruptions to our services or delay the delivery of our products to customers. If an actual or perceived breach of our network security occurs, it may expose us to the loss of information, litigation and possible liability. Such a security breach could also divert the efforts of our technical and management personnel. In addition, such a security breach could impair our ability to operate our business. If this happens, our reputation could be harmed, our revenues could decline and our business could suffer.

We are involved in several litigation matters that could harm our business, brand and reputation, financial condition or results of operations.

We are involved in a few lawsuits involving various suppliers and service providers. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or we may decide to settle lawsuits on unfavorable terms. In addition, defending these claims is costly and can impose a significant burden on management and employees, and we may receive unfavorable preliminary or interim rulings in the course of litigation. Any such negative outcome could result in payments of monetary damages, adverse effects on the market price of our common stock or changes to our business practices, and accordingly our business, brand and reputation, financial condition, or results of operations could be materially and adversely affected.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors. In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours. We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As of December 31, 2013, our chief executive officer and chief financial officer concluded that our internal controls over financial reporting were not effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. We are in the process of remediating the material weaknesses, but we have not yet been able to complete our remediation efforts. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and accounting professionals. As we grow, we expect to increase our number of employees, which will enable us to implement adequate segregation of duties within the internal control framework. It will take additional time to design, implement and test the controls and procedures required to enable our management to conclude that our internal control over financial reporting is effective. We cannot at this time estimate how long it will take to complete our remediation efforts or the cost of those efforts. We cannot assure you that measures we plan to take will be effective in mitigating or preventing significant deficiencies or material weaknesses in our internal control over financial reporting. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses or cause us to fail to meet our periodic reporting obligations. The existence of a material weakness could result in errors in our financial statements that could result in restatements of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in the trading price of our stock.

We depend heavily on the services of Daniel Khesin and the loss of Mr. Khesin could materially harm our company.

We rely on Daniel Khesin, as our chief executive and chief financial officer. The loss of the services of Mr. Khesin could materially harm our business. While we have entered into an employment agreement with Mr. Khesin, we do not presently maintain a key-man life insurance policy on Mr. Khesin.

Risks Related to Our Common Stock

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Thinly traded common stock can be more volatile than common stock traded in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We do not currently intend to pay dividends on our common stock and, consequently, an investor’s ability to achieve a return on its investment will depend on appreciation in the price of our common stock.

We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations and other factors our board of directors may deem relevant. If we do not pay dividends, a shareholder’s ability to achieve a return on its investment in our company will depend on any future appreciation in the market price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which a shareholder initially purchased its common stock.

If shares of our common or preferred stock available for issuance or shares eligible for future sale were introduced into the market, it could dilute our current shareholders and/or hurt our stock price.

We are authorized to issue 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. The exercise of outstanding options and/or warrants may cause substantial dilution to those who hold shares of common stock prior to such exercises. In addition, sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price. We may sell our authorized, but unissued, common stock to satisfy our funding requirements. We are also authorized to issue up to 30,000,000 shares of preferred stock, without shareholder approval. Any future series or class of preferred stock may have rights that are superior to the rights of the holders of our common stock. The sale or the proposed sale of substantial amounts of our common or preferred stock may adversely affect the market price of our common stock and our stock price and our shareholders may also experience substantial dilution.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, 30,000,000 shares of preferred stock, par value $0.001 per share. The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

As of July 21, 2014 there were 16,108,781 outstanding shares of our common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer agent

Our transfer agent is VStock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the terms of the security that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provision of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may enter into a form of unit between our company and a unit agent that describes the terms and conditions of the units we are offering, and any supplemental agreements, before the issuance of the related series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC the form of unit agreement that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.

The following summary of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as any complete unit agreements and any supplemental agreements that contain the terms of the units.

General

We may issue units comprising two or more of common shares, warrants and preferred stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described in this prospectus; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, warrant or preferred stock included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement. The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;
•	directly to one or more purchasers; or
•	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to DS Healthcare from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and
•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, DS Healthcare will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by DS Healthcare to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by DS Healthcare to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the Nasdaq Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Schneider LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our audited consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended which are incorporated by reference in the registration statement of which this prospectus is a part have been audited by Marcum LLP, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended which are incorporated by reference in the registration statement of which this prospectus is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and/or prior to the effectiveness of this registration statement and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014.
•	Our Current Report on Form 8-K filed on July 1, 2014.
•	Our Current Report on Form 8-K filed on July 15, 2014.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, DS Healthcare Group, Inc., 1601 Green Road, Pompano Beach, FL 33064, telephone (888) 404-7770.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors. We also maintain an insurance policy under which coverage is provided to our directors and officers to insure against certain liabilities that such persons may incur in their capacities as directors and officers of the company.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.